Exhibit 99.1

JMP GROUP REPORTS FOURTH QUARTER AND FISCAL YEAR 2007 FINANCIAL RESULTS

Investment Bank and Asset Manager Announces Record Quarterly and Annual Revenues

SAN FRANCISCO, Mar. 12, 2008 — JMP Group Inc. (NYSE: JMP), a growth-oriented investment banking and asset management firm, today reported financial results for the quarter and fiscal year ended December 31, 2007.

Financial Highlights

Highlights of the quarter and the full fiscal year ended December 31, 2007 included:

•

For the quarter ended December 31, 2007, JMP Group Inc. reported net income of $2.6 million, or $0.12 per diluted share. For the period from January 1 through May 15, 2007, JMP Group LLC, or the Predecessor, reported a net loss of $111.7 million, primarily as the result of a non-cash, one-time expense of $112.9 million related to the company’s corporate reorganization. For the period from May 16 through December 31, 2007, JMP Group Inc., or the Successor, reported net income of $6.5 million. For more information about the non-cash, one-time expense related to the corporate reorganization, please see the section below captioned “Non-Cash Expense Related to Exchange of Redeemable Class A Member Interests.”

•

Operating net income for the quarter ended December 31, 2007 was $3.3 million, or $0.16 per diluted share. For the year ended December 31, 2007, operating net income was $10.1 million, or $0.52 per diluted share. Operating net income is a non-GAAP financial measure that gives effect to the corporate reorganization as though it had been completed on December 31, 2006, adjusts for compensation expense related to stock-based compensation in connection with the company’s IPO and assumes an effective tax rate of 42%. For further information on operating net income, including a reconciliation to net income, please see the sections below captioned “Operating Net Income” and “Non-GAAP Financial Measures.”

•

Total revenues were a record $31.8 million for the quarter, an increase of 37.6% from $23.1 million for the fourth quarter of 2006. For the year ended December 31, 2007, total revenues grew 12.7% to a record $97.9 million, from $86.8 million for the prior year.

•

Investment banking revenues were $16.4 million for the quarter, an increase of 55.6% from $10.5 million for the fourth quarter of 2006. For the year ended December 31, 2007, investment banking revenues grew 11.8% to $49.3 million, from $44.1 million for the prior year.

•

Net brokerage revenues were a record $9.6 million for the quarter, an increase of 29.4% from $7.4 million for the fourth quarter of 2006. For the year ended December 31, 2007, net brokerage revenues grew 15.4% to a record $34.8 million, from $30.2 million for the prior year.

•

Asset management fee revenues were $2.3 million for the quarter, an increase of 13.3% from $2.1 million for the fourth quarter of 2006. For the year ended December 31, 2007, asset management fee revenues grew 11.4% to $5.0 million, from $4.5 million for the prior year. Assets under management as of December 31, 2007 totaled $237.3 million.

•	A dividend of $0.05 per share of common stock was declared for the fourth quarter of 2007.

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“Shortly after going public in May 2007, we were greeted by an increasingly hostile stock market environment and sharply deteriorating business conditions in three of our core industry sectors—specialty finance, mortgage finance and homebuilding,” said Chairman and Chief Executive Officer Joe Jolson. “In spite of these challenges, JMP Group had a successful first year as a public company, producing record revenues and near-record operating net income.

“Furthermore, JMP Group ended 2007 on a very strong note, with record quarterly revenues, positive developments in our asset management business and better-than-anticipated fourth quarter operating EPS. While, as shareholders, we are disappointed in the performance of the company’s stock price since our IPO, we have taken the opportunity to repurchase one-and-a-half million shares since mid-October, at an average price of $7.66 per share. Earlier this week, our board of directors authorized the repurchase of another two million shares, subject to stock market conditions.”

Fourth Quarter Revenues

Investment Banking

Total investment banking revenues were $16.4 million for the quarter, an increase of 55.6% from $10.5 million for the fourth quarter of 2006. As a percentage of total revenues, investment banking revenues were 51.4%, compared to 45.5% for the quarter ended December 31, 2006.

Public equity underwriting revenues totaled $5.8 million for the quarter, a decrease of 14.8% from $6.8 million for the fourth quarter of 2006. During the quarter, the company executed 10 public equity offerings with total proceeds of $1.5 billion, compared to 14 public equity offerings with total proceeds of $3.1 billion during the quarter ended December 31, 2006.

Strategic advisory revenues, which include M&A success fees, totaled $9.4 million for the quarter, an increase of 194.0% from $3.1 million for the fourth quarter of 2006. During the quarter, the company acted as a strategic advisor on seven completed transactions with an aggregate value of $1.1 billion, compared to three completed transactions with an aggregate value of $155.0 million in the fourth quarter of 2006.

Private placement fee revenues totaled $1.2 million for the quarter, an increase of 138.0% from $0.5 million for the fourth quarter of 2006. During the quarter, the company acted as placement agent for one private securities offering raising $63.2 million in total proceeds, compared to two private securities offerings raising $62.0 million in total proceeds during the quarter ended December 31, 2006.

Brokerage

Net brokerage revenues totaled $9.6 million for the quarter, an increase of 29.4% from $7.4 million for the fourth quarter of 2006. As a percentage of total revenues, brokerage revenues were 30.1%, compared to 32.0% for the quarter ended December 31, 2006.

Asset Management

Asset management-related fee revenues (including fundraising fees of $0.4 million conducted through our broker-dealer affiliate, JMP Securities, and reported in the company’s financial statements as other income but excluding net investment income classified as principal transaction revenues) totaled $2.7 million for the quarter, an increase of 29.1% from $2.1 million for the fourth quarter of 2006. As a percentage of total revenues, asset management-related fees (as adjusted above) were 8.5%, compared to 9.1% for the quarter ended December 31, 2006. Client assets under management totaled $237.3 million at December 31, 2007, an increase of 7.0% from $221.7 million at September 30, 2007 and an increase of 14.0% from $208.2 million at December 31, 2006.

Principal Transactions and Other Income

Principal transaction revenues and other income, including interest and dividends (but excluding fundraising fees of $0.4 million conducted through our broker-dealer affiliate and reported in the

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company’s financial statements as other income), totaled $3.2 million for the quarter, compared to $3.1 million for the fourth quarter of 2006. As a percentage of total revenues, principal transaction revenues and other income (as adjusted above) equaled 19.9%, compared to 13.4% for the quarter ended December 31, 2006.

Fourth Quarter Expenses

Compensation and Benefits

Compensation and benefits expense totaled $20.8 million for the quarter, an increase of 66.6% from $12.5 million for the fourth quarter of 2006. Of the $20.8 million recorded in the quarter ended December 31, 2007, $1.3 million is attributable to equity-based compensation expenses for restricted stock units granted in connection with the company’s IPO. As a percentage of total revenues, compensation and benefits expense (excluding the cost of IPO-related equity-based awards) was 61.3% for the quarter, compared to 54.1% for the quarter ended December 31, 2006, bringing the compensation expense ratio (excluding the cost of IPO-related equity-based awards) to 58.0% for the full fiscal year ended December 31, 2007.

Income Allocation and Accretion

Income allocation and accretion equaled zero for the quarter, compared to $3.2 million for the fourth quarter of 2006. In periods after May 15, 2007, the company does not incur income allocation and accretion expense, because the company converted all Redeemable Class A member interests into common stock in the corporate reorganization undertaken in connection with its IPO.

Non-Compensation Expense

Non-compensation expense totaled $6.5 million for the quarter, an increase of 6.3% from $6.1 million for the fourth quarter of 2006. The increase was due primarily to ongoing costs associated with operating as a public company.

Dividend

On March 10, 2008, the board of directors of JMP Group declared a dividend of $0.05 per share for the fourth quarter of 2007, to be paid on Friday, April 11, 2008 to common stockholders of record as of Friday, March 28, 2008.

Share Repurchase Authorization

On August 7, 2007, JMP Group’s board of directors authorized the repurchase of up to 1.0 million shares of the company’s outstanding common stock during the subsequent twelve months. On November 6, 2007, JMP Group’s board of directors increased the number of shares to be repurchased by 500,000, bringing the total authorization to 1.5 million shares.

During the quarter ended December 31, 2007, the company repurchased 1,418,061 shares of its stock at an average price of $7.68 per share, or $10.9 million in aggregate. In January 2008, the company repurchased an additional 81,939 shares at an average price of $7.33 per share, completing the repurchase program at a total cost of $11.5 million.

On March 10, 2008, JMP Group’s board of directors voted to implement a new share repurchase program, authorizing the repurchase of an additional 2.0 million shares of the company’s outstanding common stock during the following 18 months.

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Initial Public Offering and Corporate Reorganization

On May 16, 2007, JMP Group completed an initial public offering and a related corporate reorganization. Due to the reorganization, JMP Group Inc. is now a C corporation and, as of May 16, 2007, has succeeded to the business of JMP Group LLC. For the purposes of financial reporting, JMP Group Inc. is considered the “Successor” to JMP Group LLC, which is the “Predecessor.” Therefore, consolidated results of operations are presented (i) for the Predecessor for the periods ended December 31, 2006 and for the period from January 1, 2007 through May 15, 2007 (pre-reorganization), and (ii) for the Successor for the period from May 16, 2007 through December 31, 2007 and for the quarter ended December 31, 2007 (post-reorganization).

Combined Predecessor/Successor Financial Results

For purposes of comparing the years ended December 31, 2007 and December 31, 2006 discussed herein, the company has aggregated the Predecessor period from January 1, 2007 through May 15, 2007 and the Successor period from May 16, 2007 through December 31, 2007 without further adjustment. The aggregated results are presented in the “Combined Predecessor/Successor” column in the table below. Please refer to the consolidated statements of income at the end of this press release to compare financial results for the quarters ended December 31, 2007 and December 31, 2006.

	For the Year Ended December 31, 2007
	Jan. 1, 2007 through May 15, 2007	May 16, 2007 through Dec. 31, 2007	Combined Predecessor/ Successor	For the Year Ended Dec. 31, 2006
(in thousands)	Predecessor	Successor		Predecessor
Revenues:
Investment banking	$16,055	$33,222	$49,277	$44,060
Brokerage	12,987	21,835	34,822	30,185
Asset management fees	1,218	3,830	5,048	4,531
Principal transactions	541	2,404	2,945	4,288
Interest, dividends and other income	1,571	4,202	5,773	3,742

Total revenues	32,372	65,493	97,865	86,806
Expenses:
Compensation and benefits	18,393	45,618	64,011	50,136
Income allocation and accretion – Redeemable Class A member interests	117,418	—	117,418	10,664
Administration	1,771	3,371	5,142	4,204
Brokerage, clearing and exchange fees	1,689	3,366	5,055	4,133
Interest and dividend expense	683	372	1,055	1,686
Other	3,948	8,516	12,464	12,167

Total expenses	143,902	61,243	205,145	82,990

(Loss)/income before income tax benefit and minority interest	(111,530)	4,250	(107,280)	3,816
Income tax benefit	—	(2,537)	(2,537)	—
Minority interest	167	247	414	428

Net (loss)/income	($111,697)	$6,540	($105,157)	$3,388

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Operating Net Income

Operating net income is a non-GAAP financial measure that gives effect to the company’s corporate reorganization as though it had been completed on December 31, 2006, adjusts for compensation expense related to stock-based compensation in connection with the company’s IPO and assumes an effective tax rate of 42%.

In particular, operating net income includes the following adjustments:

•

The add-back of income allocation and accretion expense related to Redeemable Class A member interests, which was a non-cash expense that would not have been recorded if the Redeemable Class A member interests had been converted into common stock as of December 31, 2006;

•	The add-back of interest expense related to Redeemable Class A member interests because, as a corporation, the company no longer pays any interest on employee members’ capital;

•

The reversal of the effect of stock-based compensation events that occurred in connection with the company’s IPO; in particular, the accelerated vesting of 1,335,000 stock options and the grant of 1,931,060 restricted stock units, resulting in compensation expense of $1.3 million for the quarter ended and $7.2 million for the year ended December 31, 2007, respectively;

•	An adjustment for income tax expense as though the company were a corporation for the entirety of the periods presented, at an assumed combined federal, state and local income tax rate of 42%; and

•

An adjustment for shares outstanding, assuming that the exchange of Redeemable Class A member interests and Class A and Class B common interests in JMP Group LLC for common stock in JMP Group Inc. had occurred on December 31, 2006.

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A reconciliation of the company’s net income to the company’s operating net income for the quarter and fiscal year ended December 31, 2007 is set forth below.

(in thousands, except per share amounts)	Three Months Ended Dec 31, 2007	Year Ended Dec 31, 2007
Net income/(loss)	$2,638	($105,157)
Add back:
Income tax expense/(benefit)	1,795	(2,537)

Income/(loss) before taxes	4,433	(107,694)
Add back:
Income allocation and accretion – Redeemable Class A member interests	—	117,418
Interest expense – Redeemable Class A member interests	—	545
Compensation expense – IPO-related stock-based compensation	1,339	7,204

Operating income before taxes	5,772	17,473
Provision for income taxes (assumed tax rate of 42%)	2,424	7,339

Operating net income	$3,348	$10,134

Operating earnings per share:
Basic	$0.16	$0.53
Diluted	$0.16	$0.52
Weighted average shares used in calculating operating earnings per share: (1)
Basic	21,532	19,229
Diluted	21,532	19,323

(1)	Weighted average shares, basic and diluted, for the year ended December 31, 2007 are calculated as follows:

	Year Ended December 31, 2007
	Jan. 1, 2007 through May 15, 2007		May 16, 2007 through Dec. 31, 2007	Combined Predecessor/ Successor
	Predecessor		Successor
Weighted average basic shares outstanding	14,800	(a)	21,829	19,229
Effect of potential dilutive securities:
Options to purchase Class B common interests	105	(b)	—	39
Restricted stock units	—		87	55

Weighted average diluted shares outstanding	14,905		21,916	19,323

(a)

Reflects an adjustment for the issuance of shares of common stock in JMP Group Inc. to members of JMP Group LLC in exchange for their respective LLC membership interests in connection with the company’s corporate reorganization.

(b)	Dilutive impact of options to acquire Class B common interests converted in the corporate reorganization at a one-for-one ratio into options to acquire shares of the company’s common stock.

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Non-Cash Expense Related to Exchange of Redeemable Class A Member Interests

Prior to the corporate reorganization, Redeemable Class A member interests were accounted for as a liability due to a redemption right, as required under Statement of Financial Accounting Standards No. 123 (R), Share-Based Payment. In connection with the reorganization, Redeemable Class A member interests were exchanged for shares of the company’s common stock and reclassified from liability to equity. The liability-to-equity exchange of the Redeemable Class A member interests required the company to mark the Redeemable Class A member interests to fair market value and to record a non-cash expense related to the change in value. The company accounted for the exchange in its consolidated financial statements as follows:

•

The company recorded a one-time non-cash expense as a component of “Income allocation and accretion – Redeemable Class A member interests” equal to $112.9 million, which represents the difference between (i) the equity amount recorded for the shares of common stock issued in exchange for the Redeemable Class A member interests and (ii) the carrying amount of the Redeemable Class A member interests prior to the reorganization.

•

The company recorded additional equity equal to $111.2 million for the 10,109,957 shares of common stock exchanged for the Redeemable Class A member interests, based on the company’s initial public offering price of $11.00 per share.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this release, JMP Group provides non-GAAP financial measures, such as combined Predecessor/Successor results as well as operating net income, on a total and per share basis. When evaluating results of operations, company management views the fiscal year ended December 31, 2007 as a single, whole measurement period instead of a pair of distinct periods—which must be divided and reported separately according to GAAP. Consequently, the company is presenting the operating results of the Predecessor and Successor on a combined basis for the fiscal year ended December 31, 2007. This combined presentation is a non-GAAP summation of the Predecessor’s pre-reorganization results of operations for the period from January 1, 2007 through May 15, 2007 and the Successor’s results of operations for the period from May 16, 2007 through December 31, 2007. Company management believes that the combined presentation provides additional information that enables meaningful comparison of the company’s financial performance during uniform periods.

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Specifically, management believes that operating net income provides useful information by excluding or including certain items that may not be indicative of the company’s core operating results or business outlook and that are not reflective of the results that JMP Group would have reported had the company operated as a corporation since the beginning of the periods presented. In addition, management uses operating income on a total and per share basis in determining the compensation of the company’s senior executive officers. Presenting operating net income on a total and per share basis for the interim periods presented will enable the company’s public investors to assess the company’s financial results in a manner that is most relevant to an owner of the company’s common stock. Furthermore, management believes that operating net income is a useful measure because it will allow for a better evaluation of the operating performance of JMP Group’s business and will facilitate a meaningful comparison of the company’s results in the current period to those in prior periods and future periods. Although JMP Group expects to grant restricted stock unit awards or other share-based compensation in the future, the company does not expect to make any such substantial grants to employees outside of its regular compensation and hiring process, as it did when JMP Group granted restricted stock unit awards in connection with its initial public offering.

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The non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of JMP Group’s current financial performance. A limitation of utilizing non-GAAP measures is that the GAAP accounting effects of events do in fact reflect the underlying financial results of JMP Group’s business, which should not be ignored in evaluating and analyzing the company. Therefore, management believes that both the company’s GAAP measures of its financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of equity trades it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; and the affect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Further, JMP Group’s compensation expense is generally based upon revenue and can fluctuate materially in any particular quarter depending upon the amount of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in any particular quarter may not be indicative of such expense in a future period. As a result, the company suggests that annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events. Forward-looking statements include statements about the company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts, including statements about the company’s awards of stock-based compensation, the accounting treatment for the corporate reorganization effected on May 16, 2007 and the stock repurchase program. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. JMP Group’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on May 11, 2007 as well as in the similarly captioned sections of our periodic reports filed under the Exchange Act. The Registration Statement and the periodic reports are available on JMP Group’s website at http://www.jmpg.com and on the Securities and Exchange Commission’s website at http://www.sec.gov. Unless required by law, the company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

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Conference Call

JMP Group will hold a conference call to discuss the results detailed in this release at 10.30 a.m. EDT on Wednesday, March 12, 2008. To participate in the call, dial 800-862-9098 (domestic) or 785-424-1051 (international). The conference identification code is “7JMP4.”

The conference call will also be broadcast live over the Internet and will be accessible via a link in the Investor Relations section of the company’s website, at http://investor.jmpg.com. The Internet broadcast will be archived and will remain available on the company’s website for future replay.

About JMP Group

JMP Group Inc. is a full-service investment banking and asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through two subsidiaries, JMP Securities and JMP Asset Management. For more information, visit www.jmpg.com.

Investor Relations & Media Contact

Andrew Palmer

(415) 835-8978

apalmer@jmpg.com

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JMP GROUP INC.

Consolidated Statements of Net Income/(Loss)

(Unaudited)

			Year Ended Dec. 31, 2007
			Jan. 1, 2007 through May 15, 2007	May 16, 2007 through Dec. 31, 2007	Year Ended Dec. 31, 2006
	Three Months Ended
	Dec. 31, 2007	Dec. 31, 2006
(in thousands, except per share amounts)	Successor	Predecessor	Predecessor	Successor	Predecessor
Revenues:
Investment banking	$16,359	$10,517	$16,055	$33,222	$44,060
Brokerage	9,592	7,414	12,987	21,835	30,185
Asset management fees	2,328	2,055	1,218	3,830	4,531
Principal transactions	1,719	1,919	541	2,404	4,288
Interest and dividends	1,445	1,181	1,245	3,668	3,369
Other income	386	49	326	534	373

Total revenues	31,830	23,135	32,372	65,493	86,806
Compensation and benefits	20,845	12,509	18,393	45,618	50,136
Income allocation and accretion – Redeemable Class A member interests	—	3,159	117,418	—	10,664
Administration	1,242	1,017	1,771	3,371	4,204
Brokerage, clearing and exchange fees	1,469	1,140	1,689	3,366	4,133
Travel and business development	914	1,267	1,197	1,930	4,028
Communications and technology	1,016	921	1,390	2,475	3,372
Occupancy	478	464	700	1,184	1,845
Professional fees	880	120	376	2,054	1,011
Depreciation	267	375	526	688	1,486
Interest and dividend expense	202	517	683	372	1,686
Other	65	324	(241)	185	425

Total expenses	27,378	21,813	143,902	61,243	82,990

Income/(loss) before income tax expense/ (benefit) and minority interest	4,452	1,322	(111,530)	4,250	3,816
Income tax expense/(benefit)	1,796	—	—	(2,537)	—
Minority interest	18	331	167	247	428

Net income/(loss)	$2,638	$991	($111,697)	$6,540	$3,388

Net income per common share:
Basic	$0.12			$0.30
Diluted	$0.12			$0.30
Weighted average common shares outstanding:
Basic	21,532			21,829
Diluted	21,532			21,916
Net income/(loss) per unit – Class A common interests:
Basic		$0.26	($23.84)		$0.91
Diluted		$0.25	($23.84)		$0.89
Weighted average units outstanding – Class A common interests:
Basic		1,440	2,385		1,435
Diluted		1,517	2,385		1,468
Net income/(loss) per unit – Class B common interests:
Basic		$0.26	($23.84)		$0.91
Diluted		$0.25	($23.84)		$0.89
Weighted average units outstanding – Class B common interests:
Basic		2,300	2,300		2,300
Diluted		2,423	2,300		2,353

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